(Stamped seal with the Mexican Coat of Arms that reads: UNITED MEXICAN STATES JUDICIAL BRANCH OF THE FEDERATION.)	FORM A55

BANKRUPTCY PROCEEDINGS 727/2010-A

Mexico City, Federal District, on the first day of April, two thousand eleven.

HAVING SEEN the case records of bankruptcy proceedings 727/2010-A filed by Grupo Iusacell, Sociedad Anónima de Capital Variable, through its attorneys-in-fact, Mr. José Luis Riera Kinkel and Mr. Fernando José Cabrera García, et al; to resolve in connection with the agreement submitted by the conciliator; and---

FINDING OF FACT

ONE. By means of a document filed on the eighteenth day of March, two thousand eleven at the Common Correspondence Office of the Civil District Courts for the Federal District, received on the following business day at this jurisdictional body, the conciliator, Mr. Daniel Tapia Izquierdo, provided the agreement executed by the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable, through its legal representative, Mr. Jorge Luis Monroy Daguerre and by the creditors Fintech Investments LTD, through its attorney-in-fact, Mr. Julio Isidro Santos Coy Aguilar and Iusacell Arrendadora,

Sociedad Anónima de Capital Variable; Iusacell Infraestructura, Sociedad Anónima de Capital; Portatel del Sureste, Sociedad Anónima de Capital Variable; Sistecel, Sociedad Anónima de Capital Variable; Total Play Telecomunicaciones, Sociedad Anónima de Capital Variable; Unefon, Sociedad Anónima de Capital Variable, through its attorney-in-fact, Mr. Miguel Angel Guerrero Aguilar.

TWO. In a document dated the twenty-third day of March of this year, the creditors were notified for a term of five days, pursuant to Article 162 of the Bankruptcy Law, to make their statements, within which term none of the creditors made any statement in that respect, by reason of which, the resolution corresponding to such agreement is issued and

WHEREAS:

ONE. The sole chapter of title five of the Bankruptcy Law, “Conciliation”, contains the requirements of form and validity for the approval of an agreement executed by and between the merchant and its recognized creditors; therefore, following the guidelines contemplated thereunder, we analyze the agreement executed by and between the merchant and the creditors who signed such agreement.--

Thus, in order to determine whether the agreement meets the requirements contemplated by the sole chapter of Title Five of the Bankruptcy Law, and for this Judge to be able to approve or reject it, we first determine whether such agreement meets the requirements contemplated by Article 161 of the Bankruptcy Law, which provides that:

“Article 161. - Once it considers it has the favorable opinion of the Merchant and of a majority of the Acknowledged Creditors necessary for the approval of the agreement proposal, the conciliator shall provide it to the Acknowledged Creditors for a term of ten days, for them to issue an opinion on the same and, as the case may be, execute the agreement.---

The conciliator must attach to the agreement proposal a summary thereof, containing its main characteristics stated in a clear and orderly manner. Both the agreement proposal, and the summary thereof, must be provided in the forms published by the Institute. ---

After the seven-day term from the expiration of the term provided by the first paragraph of this Article shall have elapsed, the conciliator should provide to the judge the agreement duly executed by the Merchant and at least the required majority of the Acknowledged Creditors. The presentation shall be made upon the terms provided by the foregoing paragraph. ---

As its appears from the foregoing, such Article, in its paragraph two, provides that the conciliator must attach to the agreement proposal, a summary thereof which contains its main characteristics expressed in a clear and orderly manner. Both the agreement proposal and the summary thereof must be provided in the forms published by the Federal Bankruptcy Specialists Institute. ---

The foregoing was satisfied since the documents submitted by the conciliator include the following sections, which were presented in the forms published by such institute and which are listed as follows: ---

Form
Agreement proposal to creditors/ Agreement executed by the merchant and a majority of creditors Summary of the liabilities considered in the agreement and section index	LC-6/161
Agreement proposal to creditors/Agreement executed by the merchant and a majority of creditors. I.A. List of credits separated by rank: Common	LC-6-161 Section 14
Agreement proposal to creditors/Agreement executed by the merchant and a majority of creditors. III. Creditors who sign to provide effectiveness to this agreement	LC-6-161 Section 19
VI. Articles	LC-6/161 Section 24

In connection with the foregoing, it should be noted that form LC-6-161 “Proposal of agreement to creditors/Agreement executed between the merchant and a majority of creditors---Summary of the liabilities considered in the agreement and the section index”, contains, among other data, the name of the merchant, as well as the acknowledged liabilities of merchant, from which it appears that they are only “common” liabilities at a rate of 826’391,310.79 UDIS (eight hundred twenty six million three hundred ninety one thousand three hundred and ten point seventy-nine investment units).----

Likewise, section fourteen of such form breaks down the list of credits recognized and separated by ranking – in this case only common creditors -, specifying the payment method and percentage, according to the agreement, in up to the amounts stated therein and which in total yield the amount indicated in the previous paragraph.---

On the other hand, section nineteen of such form, establishes who are the creditors who sign to provide effectiveness to the agreement, these being the following: ---

Fintech Investments LTD. ---

Iusacell Arrendadora, Sociedad Anónima de Capital Variable. ---

Iusacell Infraestructura, Sociedad Anónima de Capital. ---

Portatel del Sureste, Sociedad Anónima de Capital Variable. ---

Sistecel, Sociedad Anónima de Capital Variable. ---

Total Play Telecomunicaciones, Sociedad Anónima de Capital Variable. ---

Unefon, Sociedad Anónima de Capital Variable. ---

Finally, section twenty-four contains the agreement prepared by the conciliator and subscribed by the merchant and the abovementioned creditors, which articles provide the following: ---

“ARTICLES ---

ONE. RESTRUCTURING OF CREDITS DERIVED FROM 013 BONDS.

The Common Creditors of the 2013 Bonds hereby agree to restructure the common credits recognized by Final Judgment of the Acknowledgment, Ranking and Order of Preference of Credits in charge of the Merchant derived from the 2013 Bonds, in favor of the common creditors FINTECH INVESTMENTS LIMITED AND WILMINGTON TRUST COMPANY as trustee of 2013 Bonds and representative of the remaining holders, upon the following terms: ---

1. RELEASES

The common creditors of the 2013 Bonds hereby agree to release fifty percent (50%) of the credit for principal. ---

The common Creditors of the 2013 Bonds agree to make a release of all the acknowledged interest, expenses and any other accessories derived from the 2013 Bonds. ---

2. TERM ---

The Common Creditors of the 2013 Bonds agree to grant a certain term for the payment of credit for principal, after the abovementioned releases shall have been made, until June 30, 2017. ---

TWO. SUBSTITUTION OF GUARANTEES AND NEW ISSUANCE OF BONDS.

By virtue of this restructure, the Common Creditors of 2013 Bonds and the Merchant agree to substitute the payment obligation derived from the 2013 Bonds, as follows:

The payment obligation of the acknowledged credits, once the releases of principal and interest are made, shall be evidenced with a new issuance of debentures for $103’232,071.74 (one hundred three million two hundred thirty two thousand seventy-one dollars, 74/100 lawful currency of the United States of America), which shall become due on June 30, 2017 (hereinafter, the ‘2017 Bonds’) plus the corresponding amounts as fees (as hereinafter determined). ---

The general terms for the issuance of the 2017 Bonds and the debentures of the Merchant related to such Bonds vis-à-vis Common Creditors of 2013 Bonds, now the holders of the 2017 Bonds, that must be evidenced in the Indenture (as hereinafter defined), are established as follows: ---

a. The Merchant shall pay the full principal amount on June 30, 2017 (the ‘Due Date’). ---

b. Prior to the Due Date, the merchant may make the payment of full principal amount or partial payments to the balance of the full principal amount at any time, without incurring any penalty or premium for such reason. ---

c. The full principal amount of the 2017 Bonds, shall accrue interest from the date of issuance thereof to the date the payment of the full principal amount is made on the outstanding balance, calculated at an annual rate of nine (9%) percent (the “interest”). ---

d. Interest shall be paid according to the following rules: ---

1) Interest shall be paid on an annual basis on December 31, every year and throughout the term to the maturity date (the ‘interest payment date’). Interest shall be calculated for the elapsed years, except for the first one, which shall be calculated for the time elapsed from the date of issuance of the 2017 Bonds to December 31, 2011, and the last one, which shall be calculated for the time elapsed from January 1, 2017 to the maturity date (for each year or portion of the ‘Interest Period’). A 360-day year shall be taken into account to calculate the interest period.

2) On the interest payment date corresponding to the 2011, 2012, 2013, and 2014 interest periods, the interest accrued and due for each of such interest period may be paid in cash, and may be capitalized in 100% (one hundred per cent), as chosen by the Merchant and notified in a timely manner to the 2017 Bond Creditors in writing, in the form and at the times agreed under the Indenture (as hereinafter defined). In the event that the interest is capitalized, it is understood that the full principal amount is increased in the amount corresponding to the interest accrued during the interest period that the merchant shall have chosen for the capitalization.

3) On the payment date of the interest corresponding to the 2015 and 2016 interest periods, the interest accrued and due on each of such interest periods (1) may be paid in cash or (2) may be capitalized in an amount equivalent to up to 44.45% (forty four point forty-five percent) of the interest and the balance, equivalent to 55.55 (fifty-five point fifty-five percent), must be paid in cash, as chosen by the Merchant and as reported in a timely manner to the 2017 Bond Creditors in writing, in the form and within the periods of time agreed in the Indenture. In the event that the interest is capitalized, it is understood that the full principal amount is increased in the amount corresponding to the interest accrued during the interest period in which the merchant shall have chosen the capitalization.

4) Interest accrued for the 2017 interest period must be paid in cash on June 30, 2017. ---

5) In the event that the Merchant fails to inform the creditors of the 2017 Bonds within the term and in the form provided by the Indenture and in writing what the option chosen for the payment of interest on each interest period is, the interest accrued during the period in which the failure occurs shall be paid in cash. ---

To formalize the issuance of the 2017 bonds, the merchant and whoever is designated as a representative of the 2017 bond creditors (the ‘trustee’ or the ‘indenture trustee‘) shall execute an Indenture for the 2017 Bonds (the ‘Indenture’), and certain related documents, including the debentures, bonds or credit instruments necessary for the issuance of the 2017 Bonds, which: (i) shall regulate the 2017 Bonds, (2) shall contain the agreements referred to in this restructure plan; and (iii) shall meet all the requirements of any applicable legislation, whether Mexican or foreign. ---

The exact and timely compliance with the payment of the Full Principal Amount and, as the case may be, of interest, and compliance with the obligations of the merchant derived from the 2017 bonds indenture, were guaranteed with an irrevocable guarantee trust (hereinafter, the “New Guarantee Trust”), in which the preferential shares that would represent 35% (thirty-five percent) of the authorized capital stock of the Merchant are allocated, on a complete dissolution basis. ---

The new guarantee trust shall contain the same Articles as the old guarantee trust with the following exceptions: (i) instead of guaranteeing obligations derived from the 2013 bonds and their indenture, it shall guarantee obligations derived from the 2017 bonds and their indenture; (ii) instead of having 47’679,295 (forty seven million six hundred seventy nine thousand two hundred and ninety-five) shares of the merchants as trust estate, it shall have preferential shares representing 35% (thirty-five percent) of the authorized capital stock of the merchant as trust estate, on the basis of a complete dissolution and (iii) other changes derived from the foregoing exceptions which may be necessary to conform it to the circumstances of this case. ---

THREE. FEES FOR SERVICES TO COMMON CREDITORS OF THE 2013 BONDS. ---

On the first interest payment date, the merchant shall pay in kind to each of the common creditors of the 2013 bonds, now creditors of the 2017 bonds, as fees accrued for the professional services provided abroad in connection with the preparation and the implementation of the application, the Restructure Plan, the verification of the agreement proposed by the conciliator, the indenture (as hereinafter defined) and/or any other document that may be necessary or related to the bankruptcy (‘Fees 1’), an amount of 2017 bonds equivalent to the result of multiplying $0.25 (twenty five dollar cents, lawful currency of the United States of America) by the factor resulting from dividing the amount of 2017 bonds that would have been received by each creditor, by $1,000.00 (one thousand dollars 00/100, lawful currency of the United States of America) and the result again by the number of days elapsed from January 1, 2011 to the date of issue of the 2017 bonds. The foregoing is represented by the following formula: ---

[.25 x (Y/1000)] x Z = Fee

Where Y is the amount of 2017 Bonds received by a creditor of 2017 Bonds and Z is the number of days elapsed from January 1, 2011 to the date of issuance of the 2017 Bonds. ---

On the date of issuance of the 2017 Bonds, the merchant must pay in kind other fees only to common creditors of 2013 bonds, now creditors of 2017 bonds who shall have subscribed, together with the merchant, the document named Lock-Up Agreement, accrued by services provided abroad for the preparation and execution of said agreement (‘Fees 2 ‘),(jointly Fees 1 and Fees 2, the ‘Fees’), an additional amount of 2017 Bonds equivalent to US$45.00 (FORTY-FIVE DOLLARS OF THE UNITED STATES OF AMERICA 00/100) for every US$1,000.00 (ONE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA 00/100) of 2013 bonds restructured pursuant to the Bankruptcy Agreement. ---

Fees shall be accrued and may be demanded until this agreement is approved in the bankruptcy. ---

FOUR. EXTINGUISHMENT OF THE PREVIOUS TRUST. ---

Subject to the approval of this agreement, the creditors of 2013 bonds and other creditors of the merchant which subsequently execute this Agreement, and any beneficiaries of the 2013 bonds which are bound upon the terms established hereinafter and under the law agree to waive and to grant the fullest release with respect to any right they may have derived from the old Guarantee Trust. ---

Therefore, the parties agree to take all actions necessary or appropriate to: (1) enforce the extinguishment of the old guarantee trust of the 2013 bonds, pursuant to the restructure plan; and (2) for such extinguishment to be effective vis-à-vis third parties.---

FIVE. RESTRUCTURE OF RELATED CREDITS. ---

The parties agree to restructure the credits in charge of the merchant, other than those derived from the 2013 bonds, and which are the related credits, upon the following terms: ---

1. RELEASES

The common creditors for related credits agree to provide a release of 90% (ninety percent) of the credit for principal. ---

The common creditors for related credits agree to provide a release of all the interest derived from the credits. ---

2. TERM---

Common creditors for related credits agree to grant a term for the payment of credit for principal, after the abovementioned releases shall have been made, for ten years from the date of approval of this agreement, provided that such credits shall be kept in investment units (UDIS), as acknowledged in the final judgment of acknowledgement, ranking and order of preference of credits. ---

SIX. CREDITORS WHO FAIL TO SUBSCRIBE THIS AGREEMENT. ---

In connection with the common creditors acknowledged by the merchant who fail to execute this proposed agreement, the parties state and agree to the following:

1) The beneficiaries of the 2013 bonds who are acknowledged as common creditors of the merchant and who fail to execute the agreement in the bankruptcy shall receive the same releases and terms agreed on the debts of the Merchant derived from the 2013 bonds, being obliged to everything established therein, including the exchange of 2013 bonds for 2017 bonds and the extinguishment of the old guarantee trust; and ---

2) The remaining persons who are acknowledged as common creditors in the bankruptcy proceeding of the Merchant and who fail to execute the agreement in the bankruptcy, shall receive a 50% (fifty percent) release on the principal and a 100% (one hundred percent) of interest and a payment period until June 30, 2017, which is equal to the lower one received by the 2013 Bondholders, without the release and period implying that they shall receive 2017 bonds. Scrawls”. ---

On the other hand, Article 153 of the Bankruptcy Law provides that: ---

“Article 153. The agreement must consider the payment of the credits contemplated by Article 224 of the Bankruptcy Law, of the especially privileged credits, and of whatever may correspond, according to their respective guarantees and privileges, to the credits with real guarantee and with special privilege which shall have not executed the agreement. ---

The agreement must contemplate sufficient provisions for the payment of the differences that may result from the challenges pending resolution and of the tax credits to be determined. ---

In the case of tax obligations, the agreement must include the payment of such obligations upon the terms of the applicable provisions, failure to comply therewith shall result in the corresponding administrative enforcement proceedings.

Now, according to the judgment of acknowledgment, ranking and order of preference of credits entered on the eighth day of March, two thousand eleven in these bankruptcy proceedings, there are no especially privileged credit or credits with a special privilege, only creditors with common credits; therefore, it is unnecessary herein to review whether the payment of the credits provided by Article 224 of the Bankruptcy Law is considered under the agreement. ---

It should be noted that in this case, the fact that the creditor Wilmington Trust Company, as trustee of the 2013 bonds and as representative of the remaining holders, filed a motion for appeal against the judgment of acknowledgment, ranking and order of preference of credits is not an obstacle, since the credits in charge of the merchant have been determined and acknowledged, and also the filing of such challenge does not release this judge from the issuance of this finding, inasmuch as such appeal does not suspend the proceedings. ---

Due to the foregoing, it is concluded that the agreement submitted by the conciliator meets the requirements contemplated by the transcribed articles and, therefore, we now must verify whether such agreement executed between the merchant and the abovementioned creditors meets the effectiveness requirements demanded by the applicable law, by virtue of which the provisions of Articles 157, 158 and 159 of the abovementioned law must be observed. ---

The first of the abovementioned Articles provides that: ---

“Article 157. To be effective, the agreement must be executed between the Merchant and is Acknowledged Creditors representing more than fifty percent of the sum of: ---

I. The amount acknowledged to all the common Acknowledged Creditors, and ---

II. The amount acknowledged to the Acknowledged Creditors with a real guarantee or special privilege who execute the agreement”.

In this case, we notice that the amount owed by the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable to its acknowledged creditors, according to the judgment of acknowledgment, ranking and order of preference of credits dated the eighth day of March, two thousand eleven, amounts to 826,391,310.79 UDIS (eight hundred twenty six million three hundred ninety one thousand three hundred and ten point seventy-nine investment units) and for such agreement to be effective, the execution thereof by the merchant and the acknowledged creditors must represent at least 50.1% (fifty point one percent) upon the terms of the first of the Articles transcribed above, that is, the amount of the credits must be equivalent to at least 414,022,046.39 UDIS (FOUR HUNDRED FOURTEEN MILLION TWENTY TWO THOUSAND FORTY-SIX POINT THIRTY-NINE INVESTMENT UNITS). ---

Now, of the above amount, the sum due to the common acknowledged creditors who executed the Agreement which effectiveness is analyzed herein, amounts to 577,639,319.71 UDIS (FIVE HUNDRED SEVENTY SEVEN MILLION SIX HUNDRED THIRTY NINE THOUSAND THREE HUNDRED AND

NINETEEN POINT SEVENTY-ONE INVESTMENT UNITS), which, without question, exceeds the amount established in the previous paragraph as fifty point one percent of the total sum; hence the analyzed agreement does meet the requirements referred to in Article 157 of the Applicable Law. ---

On the other hand, Article 158 provides that: ---

Article 158. The Agreement shall be deemed to be executed by all the common Acknowledged Creditors, without making a statement whenever the Agreement provides the following with respect to their credits: ---

I. The payment of the debt which was due as of the date the bankruptcy judgment became effective converted into UDIs at the value of the day of the bankruptcy judgment; ---

II. The payment of all amounts and accessories which shall have become due under the current Agreement, from the date of the adjudgment in bankruptcy to the approval of the agreement, if the bankruptcy is not declared, and assuming that the amount stated in the previous section shall have been paid on the date of the bankruptcy. These amounts shall be converted into UDIs at the value of the date on which each payment shall have become due; and ---

III. The payment, on the agreed dates, amounts and denomination, of the obligations which, according to the respective agreement, become due from the approval of the agreement, assuming that the amount referred to in section I was paid on the date of the bankruptcy judgment and that the payments referred to in section II were made at the time they became due. ---

The payments referred to in sections I and II of this Article must be made within thirty business days of the approval of the agreement, considering the value of UDIs of the date payment is made. ---

The credits that are treated in the manner referred to in this Article shall be deemed to be current from the date of approval of the agreement. ---

In connection with the foregoing, it should be noted that the payment proposal for the common acknowledged creditors establishes the amounts of the debt that was due as of the date the bankruptcy judgment became effective, denominated in investment units at the value of the day of the judgment itself. ---

The payment on the agreed dates, amounts and denomination of the agreed obligations that become due from the approval thereof, assuming that the amount of item I is paid at the time they become due is also satisfied, since as it appears from the agreement executed between the merchant and the acknowledged creditors, the amounts that the common creditors agreed to receive in investment units and the dates on which they became due were established and, in connection therewith, it should be noted that the common creditors of the 2013 Bonds, agreed upon the terms of such agreement to make a release of fifty percent of the amount of each of their credits, as well as a release from all the acknowledged interest, expenses and any other accessories derived from such bonds, and they also granted to the merchant a period to the thirtieth day of June, two thousand seventeen; while the remaining creditors with related credits agreed to a term of ten years and a release of ninety percent of the amount of each of their credits, and of all the interest derived from their credits. ---

In the same line of thought, it was provided that the acknowledged creditors who did not execute the Agreement, would also be paid in the same form and terms as those who did execute it, which shall be covered in the same manner as these credits. ---

On the other hand, it should be noted that if the agreement did not contemplate the making of payments referred to in sections I and II of such Article, within thirty business days of the approval of the agreement, but –as observed– a term, concerning the 2013 bonds, to the year two thousand seventeen was given, and with respect to the others, a ten-year term was given, because the signatories of the agreement accepted such conditions, and in the commercial agreements each binds itself in the manner and upon the terms it wants to bind itself, and which are stated in that manner under the agreement (Article 78 of the Code of Commerce); likewise, it is evident that if such period was projected, it was in order to generate a cash flow during such term according to the functions of the company; therefore, since the Article in which the method of payment of the credits to each of the acknowledged creditors was not challenged by the acknowledged creditors, without question this is a result of the will of the signatories and of the terms upon which the Agreement was executed. ---

On the other hand, Article 159 provides the following: ---

Article 159. The agreement may only provide for common Acknowledged Creditors who shall have not executed the same, the following: ---

I. A period with capitalization of ordinary interest for a maximum term equal to the shorter one assumed by the common Acknowledged Creditors who shall have executed the agreement and which represent at least thirty percent of the acknowledged amount corresponding to such ranking; ---

II. A release of the principal amount and outstanding and accrued interest equal to the lower one assumed by the common Acknowledged Creditors who shall have executed the agreement and which represent at least thirty percent of the acknowledged amount which corresponds to such ranking; or ---

III. A combination of release and period, provided that the terms are identical to those accepted by at least thirty percent of the amount acknowledged to the common Acknowledged Creditors who executed the agreement. ---

This Agreement may provide that the credits shall be kept in the currency, value unit or denomination in which they were originally agreed”. ---

In this case, the agreement provides for the common acknowledged creditors that failed to execute the agreement –as well as the common acknowledged creditors who did execute it–, that concerning the related credits, these shall be kept in investment units; therefore, taking into consideration that all the common acknowledged creditors who executed the agreement accepted to forgive the interest that would have been accrued with respect to the credits acknowledged in the case records and also that the acknowledged creditor that failed to execute such agreement, did not make any statement or observation in that respect, in such conditions, the acknowledged creditors are deemed to be in agreement with the provisions of item two of Article five which states that: “2. Period- - - … provided that such credits shall be kept in Investment Units (UDIS), as they were acknowledged in the judgment of acknowledgement, ranking and order of preference of credits”. ---

Due to the foregoing, the requirements stated in sections I, II and III of the Article transcribed above are met. ---

Consequently, inasmuch as the agreement executed between the merchant and its various creditors meets the requirements contemplated by the Sole Chapter of Title Five of the Bankruptcy Law, and since it does not contravene public provisions, the Agreement submitted by the conciliator, Mr. Daniel Tapia Izquierdo, in this bankruptcy of the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable is hereby approved; therefore, as provided by Article 165 thereof, the merchant and all its acknowledged creditors are bound to the provisions of such agreement, in which the payment of their credits was contemplated upon the terms of Article 158 of this Law. ---

On the other hand, pursuant to Articles 166 and 262, section I, both of the Bankruptcy Law, this judgment terminates the bankruptcy and the bankruptcy bodies cease their functions.

Consequently, the conciliator is hereby ordered to cancel the filings made by virtue of the bankruptcy in the public registries. ---

By virtue of that explained and justified above and pursuant to Articles 164, 165 and 166 of the Bankruptcy Law, it is hereby  resolved: ---

ONE. The jurisdiction of this Court to hear and resolve on the approval or rejection of the Agreement submitted by the conciliator, Mr. Daniel Tapia Izquierdo was evidenced. ---

TWO. By virtue of the reasons stated in the body of this judgment, the Agreement submitted by the conciliator, Mr. Daniel Tapia Izquierdo, in the bankruptcy of the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable is hereby approved. Therefore, as provided by Article 165 of the Bankruptcy Law, it is binding upon the merchant and all the common acknowledged creditors for which the Agreement contemplated the payment of their credits upon the terms of Article 158 of such Law. ---

THREE. Pursuant to Articles 166 and 162, section I, of the Bankruptcy Law, this judgment terminates the bankruptcy proceedings and the bodies related thereto cease their functions. Therefore, the Conciliator is hereby ordered to cancel the fillings made in public registries by virtue of the bankruptcy proceedings.

FOUR. Pursuant to the provisions of Article 265, in connection with Articles 166 and 262, section I, all of the Bankruptcy Law, notify this resolution by bulletin to the merchant and the acknowledged creditors. ---

Notify by bulletin this resolution to the merchant and the acknowledged creditors and to the conciliator, and by official communication to the Federal Bankruptcy Specialists Institute and to the Federal Public Prosecutor. ---

It was so resolved and signed by Mr. Fernando Rangel Ramírez, Ninth District Civil Judge for the Federal District, before the court clerk who authorizes and attests. I attest. ---

(Signed)

Héctor / laura
(Stamped seal that reads: The Statutory publication was made in the bulletin dated APRIL 04, 2011 notifying the parties of the abovementioned resolution.
For the record.)

(Printed seal with the Mexican Coat of Arms that reads: UNITED MEXICAN STATES NINTH CIVIL (ILLEGIBLE) COURT FOR THE FEDERAL DISTRICT.)

(Stamped seal with the Mexican Coat of Arms that reads: UNITED MEXICAN STATES JUDICIAL BRANCH OF THE FEDERATION.)

NOTIFICATION BY BULLETIN

IN THE CASE RECORDS OF THE BANKRUPTCY PROCEEDINGS WITH PREVIOUS RESTRUCTURING PLAN 727/2010 FILED BY GRUPO IUSACELL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, ET AL, A RESOLUTION WAS ENTERED WHICH READS AS FOLLOWS: ---

Mexico City, Federal District, on the first day of April two thousand eleven. ---

HAVING SEEN the case records of bankruptcy proceedings 727/2010-A filed by Grupo Iusacell, Sociedad Anónima de Capital Variable, through its attorneys-in-fact, Mr. José Luis Rivera Kinkel and Mr. Fernando José Cabrera García et al. to resolve in connection with the agreement submitted by the conciliator; and---

FINDING OF FACT

ONE. By means of a document filed on the eighteenth day of March, two thousand eleven at the Common Correspondence Office of the Civil District Courts for the Federal District, received on the following business day in this jurisdictional body, the conciliator Mr. Daniel Tapia Izquierdo, provided the agreement executed by the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable, through its legal representative, Mr. Jorge Luis Monroy Daguerre and by the creditors Fintech Investments LTD, through its attorney-in-fact, Mr. Julio Isidro Santos Coy Aguilar; and Iusacell Arrendadora,

Sociedad Anónima de Capital Variable; Iusacell Infraestructura, Sociedad Anónima de Capital; Portatel del Sureste, Sociedad Anónima de Capital Variable; Sistecel, Sociedad Anónima de Capital Variable; Total Play Telecomunicaciones, Sociedad Anónima de Capital Variable; Unefon, Sociedad Anónima de Capital Variable; through its attorney-in-fact, Mr. Miguel Angel Guerrero Aguilar.---

TWO. In a document dated the twenty-third day of March of this year, the creditors were notified for a term of five days, pursuant to Article 162 of the Bankruptcy Law, to make their statements, within which term none of the creditors made any statement in that respect, by reason of which, the resolution corresponding to such agreement is issued, and ---

WHEREAS

ONE. The sole chapter of title five of the Bankruptcy Law, “Conciliation,” contains the requirements of form and validity for the approval of an agreement executed by and between the merchant and its recognized creditors; therefore, following the guidelines contemplated thereunder, we analyze the agreement executed by and between the merchant and the creditors who signed such agreement.---.

Thus, in order to determine whether the agreement meets the requirements contemplated by the sole chapter of Title Five of the Bankruptcy Law, and for this Judge to be able to approve or reject it, we first determine whether such agreement meets the requirements contemplated by Article 161 of the Bankruptcy Law, which provides that:

“Article 161. - Once it considers it has the favorable opinion of the Merchant and of a majority of the Acknowledged Creditors necessary for the approval of the agreement proposal, the conciliator shall provide it to the Acknowledged Creditors for a term of ten days, for them to issue an opinion on the same and, as the case may be, execute the agreement.---

The conciliator must attach to the agreement proposal a summary thereof, containing its main characteristics stated in a clear and orderly manner. Both the agreement proposal, and the summary thereof, must be provided in the forms published by the Institute. ---

After the seven-day term from the expiration of the term provided by the first paragraph of this Article shall have elapsed, the conciliator should provide to the judge the agreement duly executed by the Merchant and at least the required majority of the Acknowledged Creditors. The presentation shall be made upon the terms provided by the foregoing paragraph. ---

As its appears from the foregoing, such Article, in its paragraph two, provides that the conciliator must attach to the agreement proposal, a summary thereof which contains its main characteristics expressed in a clear and orderly manner. Both the agreement proposal and the summary thereof must be provided in the forms published by the Federal Bankruptcy Specialists Institute. ---

The foregoing was satisfied since the documents submitted by the conciliator include the following sections, which were presented in the forms published by such institute and which are listed as follows: ---

Form
Agreement proposal to creditors/ Agreement executed by the merchant and a majority of creditors Summary of the liabilities considered in the agreement and section index	LC-6/161
Agreement proposal to creditors/Agreement executed by the merchant and a majority of creditors. I.A. List of credits separated by rank: Common	LC-6-161 Section 14
Agreement proposal to creditors/Agreement executed by the merchant and a majority of creditors. III. Creditors who sign to provide effectiveness to this agreement	LC-6-161 Section 19
VI. Articles	LC-6/161 Section 24

In connection with the foregoing, it should be noted that form LC-6-161 “Proposal of agreement to creditors/Agreement executed between the merchant and a majority of creditors---Summary of the liabilities considered in the agreement and in the section index”, contains, among other data, the name of the merchant, as well as the acknowledged liabilities of the merchant, from which it appears that they are only “common” liabilities at a rate of 826’391,310.79 UDIS (eight hundred twenty six million three hundred ninety one thousand three hundred and ten point seventy-nine investment units). ---

Likewise, section fourteen of such form breaks down the list of credits recognized and separated by ranking -in this case only common creditors-, specifying the payment method and percentage, according to the agreement, in up to the amounts stated therein and which in total yield the amount indicated in the previous paragraph. ---

On the other hand, section nineteen of such form, establishes who are the creditors who sign to provide effectiveness to the agreement, these being the following: ---

Fintech Investments LTD. ---

Iusacell Arrendadora, Sociedad Anónima de Capital Variable. ---

Iusacell Infraestructura, Sociedad Anónima de Capital. ---

Portatel del Sureste, Sociedad Anónima de Capital Variable. ---

Sistecel, Sociedad Anónima de Capital Variable. ---

Total Play Telecomunicaciones, Sociedad Anónima de Capital Variable. ---

Unefon, Sociedad Anónima de Capital Variable. ---

Finally, section twenty-four contains the agreement prepared by the conciliator and subscribed by the merchant and the abovementioned creditors, which Articles provide the following: ---

“ARTICLES ---

ONE. RESTRUCTURING OF CREDITS DERIVED FROM 013 BONDS. ---

The common Creditors of the 2013 Bonds hereby agree to restructure the common credits acknowledged by Final Judgment of the Acknowledgment, Ranking and Order of Preference of Credits in charge of the Merchant derived from the 2013 Bonds, in favor of the common creditors FINTECH INVESTMENTS LIMITED AND WILMINGTON TRUST COMPANY as trustee as 2013 Bonds and representative of the remaining holders, upon the following terms: ---

1. RELEASES

The common creditors of the 2013 Bonds hereby agree to release fifty percent (50%) of the credit for principal. ---

The common creditors of the 2013 Bonds agree to provide a release of all the acknowledged interest, expenses and any other accessories derived from the 2013 Bonds. ---

2. TERM ---

The common Creditors of the 2013 Bonds agree to grant a term for the payment of credit for principal, after the abovementioned releases shall have been made, until June 30, 2017. ---

TWO. SUBSTITUTION OF GUARANTEES AND NEW ISSUANCE OF BONDS.

By virtue of this restructure, the common Creditors of 2013 Bonds and the Merchant agree to substitute the payment obligation derived from the 2013 Bonds, as follows:

The payment obligation of the acknowledged credits, once the releases of principal and interest are made, shall be evidenced with a new issuance of debentures for $103’232,071.74 (one hundred three million two hundred thirty two thousand seventy-one dollars, 74/100 lawful currency of the United States of America) which shall become due on June 30, 2017 (hereinafter, the ‘2017 Bonds’) plus the corresponding amounts as fees (as hereinafter determined). ---

The general terms for the issuance of the 2017 Bonds and the debentures of the Merchant related to such Bonds vis-à-vis common Creditors of 2013 Bonds, now holders of 2017 Bonds, that must be evidenced in the Indenture (as hereinafter defined), are established as follows: ---

a. The Merchant shall pay the full principal amount on June 30, 2017 (the ‘Due Date’). ---

b. Prior to the Due Date, the merchant may make the payment of the full principal amount or partial payments to the balance of the full principal amount at any time, without incurring any penalty or premium for such reason. ---

c. The full principal amount of the 2017 Bonds shall accrue interest from the date of issuance thereof to the date the payment of the full principal amount is made on the outstanding balance, calculated at an annual rate of nine (9%) percent (the “interest”). ---

d. Interest shall be paid according to the following rules: ---

1) Interest shall be paid on an annual basis on December 31, every year and throughout the term to the maturity date (the ‘interest payment date’). Interest shall be calculated for the elapsed years, except for the first one, which shall be calculated for the time elapsed from the date of issuance of the 2017 Bonds to December 31, 2011, and the last one, which shall be calculated for the time elapsed from January 1, 2017 to the maturity date (for each year or portion of the ‘Interest Period’). A 360 day year shall be taken into account to calculate the interest period.

2) On the interest payment date corresponding to the 2011, 2012, 2013, and 2014 interest periods, the interest accrued and due for each of such interest period may be paid in cash, may be capitalized in 100% (one hundred per cent), as chosen by the Merchant and notified in a timely manner to the 2017 Bonds Creditors in writing, in the form and at the time agreed under Indenture (as hereinafter defined). In the event that the interest is capitalized, it is understood that the full principal amount is increased in the amount corresponding to the interest accrued during the interest period that the merchant shall have chosen for the capitalization.

3) On the payment date of the interest corresponding to the 2015 and 2016 interest periods, the interest accrued and due on each of such interest periods (1) may be paid in cash or (2) may be capitalized in an amount equivalent to up to 44.45% (forty four point forty-five percent) of the interest and the balance equivalent to 55.55 (fifty-five point fifty-five percent), must be paid in cash, as chosen by the Merchant and as reported in a timely manner to the 2017 Bond Creditors in writing, in the form and within the periods of time agreed in the Indenture. In the event that the interest is capitalized, it is understood that the full principal amount is increased in the amount corresponding to the interest accrued during the interest period in which the merchant shall have chosen the capitalization. ---

4) Interest accrued for the 2017 interest period must be paid in cash on June 30, 2017. ---

5) In the event that the Merchant fails to inform the creditors of 2017 Bonds within the term and in the form provided by the Indenture and in writing what the option chosen for the payment of interest on each interest period is, the interest accrued during the period in which the failure occurs shall be paid in cash. ---

To formalize the issuance of the 2017 bonds, the merchant and whoever is designated as a representative of the 2017 Bond creditors (the ‘trustee’ or the ‘indenture trustee’) shall execute an Indenture for the 2017 Bonds (the ‘Indenture’) and certain related documents, including the debentures, bonds or credits instruments necessary for the issuance of the 2017 Bonds, which

(i) shall regulate the 2017 Bonds, (2) shall contain the agreements referred to in this restructure plan; and (iii) shall meet all the requirements of any applicable legislation, whether Mexican or foreign. ---

The exact and timely compliance with the payment of the Full Principal Amount and, as the case may be, of interest, and compliance with the obligations of the merchant derived from the 2017 bonds indenture, were guaranteed with an irrevocable guarantee trust (hereinafter, the “New Guarantee Trust”), in which the preferential shares that would represent 35% (thirty-five percent) of the authorized capital stock of the Merchant are allocated, on a complete dissolution basis. ---

The new guarantee trust shall contain the same Articles as the old guarantee trust with the following exceptions: (i) instead of guaranteeing obligations derived from the 2013 bonds and their indenture, it shall guarantee obligations derived from the 2017 bonds and their indenture; (ii) instead of having 47’679,295 (forty seven million six hundred seventy nine thousand two hundred and ninety-five) shares of the merchants as trust estate,, it shall have preferential shares representing 35% (thirty-five percent) of the authorized capital stock of the merchant as trust estate, on the basis of a complete dissolution and (iii) other changes derived from the foregoing exceptions which may be necessary to conform it to the circumstances of this case. ---

THREE. FEES FOR SERVICES TO COMMON CREDITORS OF THE 2013 BONDS. ---

On the first interest payment date, the merchant shall pay in kind to each of the common creditors of the 2013 bonds, now creditors of the 2017 bonds, as fees accrued for the professional services provided abroad in connection with the preparation and the implementation of the application, the Restructure Plan, the verification of the agreement proposed by the conciliator, the indenture (as hereinafter defined) and/or any other document that may be necessary or related to bankruptcy (‘Fees 1’), an amount of 2017 bonds equivalent to the result of multiplying $0.25 (twenty-five dollar cents, lawful currency of the United States of America) by the factor resulting from dividing the amount of 2017 bonds that would have been received by each creditor, by $1,000.00 (one thousand dollars 00/100, lawful currency of the United States of America) and the result again by the number of days elapsed from January 1, 2011 to the date of issuance of the 2017 bonds. The foregoing is represented by the following formula: ---

[.25 x (Y/1000)] x Z = Fee

Where Y is the amount of 2017 Bonds received by a creditor of 2017 Bonds and Z is the number of days elapsed from January 1, 2011 to the date of issuance of the 2017 Bonds. ---

On the date of issuance of the 2017 Bonds, the merchant must pay in kind other fees only to common creditors of 2013 bonds, now creditors of 2017 bonds who shall have subscribed, together with the merchant, the document named Lock-Up Agreement, accrued by services provided abroad for the preparation and execution of said document (‘Fees 2’), ( jointly Fees 1 and Fees

2, the ‘Fees’), an additional amount of 2017 Bonds equivalent to US$45.00 (FORTY FIVE DOLLARS OF THE UNITED STATES OF AMERICA 00/100 for every US$1,000.00 (ONE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA 00/100) of 2013 bonds restructured pursuant to the Bankruptcy Agreement. ---

Fees shall be accrued and may be demanded until this agreement is approved in the bankruptcy. ---

FOUR. EXTINGUISHMENT OF THE PREVIOUS TRUST. ---

Subject to the approval of this agreement, the creditors of 2013 bonds and other creditors of the merchant which subsequently execute this Agreement, and any beneficiaries of the 2013 bonds which are bound upon the terms established hereinafter and under the law agree to waive and to grant the fullest release with respect to any right they may have derived from the old Guarantee Trust. ---

Therefore, the parties agree to take all actions necessary or appropriate to: (1) enforce the extinguishment of the old guarantee trust of the 2013 bonds, pursuant to the restructure plan; and (2) for such extinguishment to be effective vis-à-vis third parties.---

FIVE. RESTRUCTURE OF RELATED CREDITS. ---

The parties agree to restructure the credits in charge of the merchant, other than those derived from the 2013 bonds, and which are the related credits, upon the following terms: ---

1. RELEASES ---

The common creditors for related credits agree to provide a release of 90% (ninety percent) of the credits for principal. ---

The common creditors for related credits agree to provide a release of all the interest derived from the credits. ---

2. TERM ---

Common creditors for related credits agree to grant a term for the payment of credit for principal, after the abovementioned releases shall have been made, for ten years from the date of approval of this agreement, provided that such credits shall be kept in investment units (UDIS), as acknowledged in the final judgment of acknowledgement, ranking and order of preference of credits. ---

SIX. CREDITORS WHO FAIL TO SUBSCRIBE THIS AGREEMENT. ---

In connection with the common creditors acknowledged by the merchant who fail to execute this proposed agreement, the parties state and agree to the following:

1) The beneficiaries of the 2013 bonds who are acknowledged as common creditors of the merchant and who fail to execute the agreement in the bankruptcy shall receive the same releases and terms agreed on the debts of the Merchant derived from the 2013 bonds, being obliged to everything established therein, including the exchange of 2013 bonds for 2017 bonds and the extinguishment of the old guarantee trust; and ---

2) The remaining persons who are acknowledged as common creditors in the bankruptcy proceeding of the Merchant and who fail to execute the agreement in the bankruptcy, shall receive a 50% (fifty percent) release on the principal and a 100% (one hundred percent) of interest and a payment period until June 30, 2017, which is equal to the lower one received by the 2013 Bondholders without the release and period implying that they shall receive 2017 bonds. Scrawls”.

On the other hand, Article 153 of the Bankruptcy Law provides that: ---

“Article 153. The agreement must consider the payment of the credits contemplated by Article 224 of the Bankruptcy Law, of the especially privileged credits and of whatever may correspond, according to their respective guarantees and privileges, to the credits with real guarantee and with special privilege which shall have not executed the agreement. ---

The agreement must contemplate sufficient provisions for the payment of the differences that may result from the challenges pending resolution and of the tax credits to be determined. ---

In the case of tax obligations, the agreement must include the payment of such obligations upon the terms of the applicable provisions, failure to comply therewith shall result in the corresponding administrative enforcement proceedings.

Now, according to the judgment of acknowledgment, ranking and order of preference of credits entered on the eighth day of March, two thousand eleven, in this bankruptcy proceedings, there are no especially privileged credit or credits with a special privilege, only creditors with common credits; therefore, it is unnecessary herein to review whether the payment of the credits provided by Article 224 of the Bankruptcy Law is considered under the agreement. ---

It should be noted that in this case, the fact that the creditor Wilmington Trust Company, as trustee of the 2013 bonds and as representative of the remaining holders, filed the motion for appeal against the judgment of the acknowledgment, ranking and order of preference of credits is not an obstacle, since the credits in charge of the merchant have been determined and acknowledged, and also the filing of such challenge does not release this judge from the issuance of this finding, inasmuch as such appeal does not suspend the proceedings. ---

Due to the foregoing, it is concluded that the agreement submitted by the conciliator meets the requirements contemplated by the transcribed articles and, therefore, we now must verify whether such agreement executed between the merchant and the abovementioned creditors meets the effectiveness requirements demanded by the applicable law, by virtue of which the provisions of Articles 157, 158 and 159 of the abovementioned law must be observed. ---

The first of the abovementioned Articles provides that: ---

“Article 157. To be effective, the agreement must be executed between the Merchant and its Acknowledged Creditors representing more than fifty percent of the sum of: ---

I. The amount to acknowledged to all the common Acknowledged Creditors, and ---

II. The amount acknowledged to the Acknowledged Creditors with a real guarantee or special privilege who execute the agreement”.

In this case, we notice that the amount owed by the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable to its acknowledged creditors, according to the judgment of acknowledgment, ranking and order of preference of credits dated the eighth day of March, two thousand eleven, amounts to 826,391,310.79 UDIS (eight hundred twenty six million three hundred ninety one thousand three hundred and ten point seventy-nine investment units), and for such agreement to be effective, the execution thereof by the merchant and acknowledged creditors must represent at least 50.1% (fifty point one percent) upon the terms of the first of the Articles transcribed above, that is, the amount of the credits must be equivalent to at least 414,022,046.39 UDIS (FOUR HUNDRED FOURTEEN MILLION TWENTY TWO THOUSAND FORTY-SIX POINT THIRTY-NINE INVESTMENT UNITS). ---

Now, of the above amount, the sum due to the common acknowledged creditors who executed the Agreement which effectiveness is analyzed herein, amounts to the sum of 577,639,319.71 UDIS (FIVE HUNDRED SEVENTY SEVEN MILLION SIX HUNDRED THIRTY NINE THOUSAND THREE HUNDRED AND NINETEEN POINT SEVENTY-ONE INVESTMENT UNITS), which, without question, exceeds the amount established in the previous paragraph as fifty point one percent of the total sum; hence, the analyzed agreement does meet the requirements referred to in Article 157 of the Applicable Law. ---

On the other hand, Article 158 provides that: ---

Article 158. The Agreement shall be deemed to be executed by all the common Acknowledged Creditors, without making a statement whenever the Agreement provides the following with respect to their credits: ---

I. The payment of the debt which was due as of the date the bankruptcy judgment became effective converted into UDIs at the value of the day of the bankruptcy judgment; ---

II. The payment of all amounts and accessories which shall have become due under the current Agreement, from the date of the adjudgment in bankruptcy to the approval of the agreement, if the bankruptcy is not declared, and assuming that the amount stated in the previous section shall have been paid on the date of the bankruptcy.

These amounts shall be converted into UDIs at the value of the date on which each payment shall have become due; and ---

III. The payment, on the agreed dates, amounts and denomination, of the obligations which, according to the respective agreement, become due from the approval of the agreement, assuming that the amount referred to in section I was paid on the date of the bankruptcy judgment and that the payments referred to in section II were made at the time they became due. ---

The payments referred to in sections I and II of this Article must be made within thirty business days of the approval of the agreement, considering the value of UDIs of the day payment is made. ---

The credits that are treated in the manner referred to in this Article shall be deemed to be current from the date of approval of the agreement. ---

In connection with the foregoing, it should be noted that the payment proposal for the common acknowledged creditors establishes the amounts of the debt that was due as of the date the bankruptcy judgment became effective, denominated in investment units at the value of the day of the judgment itself. ---

The payment on the agreed dates, amounts and denomination of the agreed obligations that become due from the approval thereof, assuming that the amount of item I is paid at the time they become due is also satisfied, since as it appears from the agreement executed between the merchant and the acknowledged creditors, the amounts that the common creditors agreed to receive in investment units and the dates on which they become due were established and, in connection therewith, it should be noted that the common creditors of the 2013 Bonds, agreed upon the terms of such agreement to make a release of fifty percent of the amount of each of their credits, as well as a release from all the acknowledged interest, expenses and any other accessories derived from such bonds, and they also granted to the merchant a period to the thirtieth day of June, two thousand seventeen; while the remaining creditors with related credits agreed to a term of ten years and a release of ninety percent of the amount of each of their credits, and of all the interest derived from their credits. ---

In the same line of thought, it was provided that the acknowledged creditors who did not execute the Agreement, would also be paid in the same form and terms as those who did execute it, which shall be covered in the same manner as these credits. ---

On the other hand, it should be noted that if the agreement did not contemplate the making of payments referred to in sections I and II of such Article, within thirty business days of the approval of the agreement, but –as observed– a term, concerning the 2013 bonds, to the year two thousand seventeen was given, and with respect to the others, a ten-year term was given, because the signatories of the agreement accepted such conditions, and in the commercial agreements each party binds itself in the manner and upon the terms it wants to bind itself, and which are stated in that manner under the agreement (Article 78 of the Code of Commerce); likewise, it is evident that if such period was projected, it was in order to generate a cash flow during such term according to the functions of the company; therefore, since the Article in which the method of payment of the credits to each of the acknowledged creditors was not challenged by the acknowledged creditors, without question this is a result of the will of the signatories and of the terms upon which the Agreement was executed. ---

On the other hand, Article 159 provides the following: ---

Article 159. The agreement may only provide for common Acknowledged Creditors who shall have not executed the same; the following: ---

I. A period with capitalization of ordinary interest for a maximum term equal to the shorter one assumed by the common Acknowledged Creditors who shall have executed the agreement and which represent at least thirty percent of the acknowledged amount corresponding to such ranking; ---

II. A release of the principal and outstanding and acrued interest equal to the lower one assumed by the common Acknowledged Creditors who shall have executed the agreement and which represent at least thirty percent of the acknowledged amount which corresponds to such ranking; or ---

III. A combination of release and period, provided that the terms are identical to those accepted by at least thirty percent of the amount acknowledged to the common Acknowledged Creditors who executed the agreement. ---

This Agreement may provide that the credits shall be kept in the currency, value unit or denomination in which they were originally agreed”. ---

In this case, the agreement provides for the common acknowledged creditors that failed to execute the agreement –as well as the common acknowledged creditors who did execute it–, that concerning the related credits, these shall be kept in investment units; therefore, taking into consideration that all the common acknowledged creditors who executed the agreement accepted to forgive the interest that would have been accrued with respect to the credits acknowledged in the case records and also that the acknowledged creditor that failed to execute such agreement, did not make any statement or observation in that respect, in such conditions, the creditors are deemed to be in agreement with the provisions of item two of Article five which states that: “2. Period- - - … provided that such credits shall be kept in Investment Units (UDIS), as they were acknowledged in the judgment of acknowledgement ranking and order of preference of credits”. ---

Due to the foregoing, the requirements stated in sections I, II and III of the Article transcribed above are met. ---

Consequently, inasmuch as the agreement executed between the merchant and its various creditors meets the requirements contemplated by the Sole Chapter of Title Five of the Bankruptcy Law, and since it does not contravene public provisions, the Agreement submitted by the conciliator Mr. Daniel Tapia Izquierdo, in this bankruptcy of the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable is hereby approved; therefore, as provided by Article 165 thereof, the merchant and all its acknowledged creditors are bound to the provisions of such agreement, in which the payment of their credits was contemplated upon the terms of Article 158 of this Law. ---

On the other hand, pursuant to Articles 166 and 262, section I, both of the Bankruptcy Law, this judgment terminates the bankruptcy and the bankruptcy bodies cease their functions.

Consequently, the conciliator is hereby ordered to cancel the filings made by virtue of the bankruptcy in the public registries. ---

By virtue of that explained and justified above and pursuant to Articles 164, 165 and 166 of the Bankruptcy Law, it is hereby  resolved: ---

ONE. The jurisdiction of this Court to hear and resolve on the approval or rejection of the Agreement submitted by the conciliator, Mr. Daniel Tapia Izquierdo was evidenced. ---

TWO. By virtue of the reasons stated in the body of this judgment, the Agreement submitted by the conciliator, Mr. Daniel Tapia Izquierdo, in the bankruptcy of the merchant Grupo Iusacell, Sociedad Anónima de Capital Variable is hereby approved. Therefore, as provided by Article 165 of the Bankruptcy Law, it is binding upon the merchant and all the common acknowledged creditors for which the Agreement contemplated the payment of their credits upon the terms of Article 158 of such law. ---

THREE. Pursuant to Articles 166 and 162, section I, of the Bankruptcy Law, this judgment terminates the bankruptcy proceedings and the bodies related thereto cease their functions. Therefore, the Conciliator is hereby ordered to cancel the filings made in any public registries by virtue of the bankruptcy proceedings.

FOUR. Pursuant to the provisions of Article 265, in connection with Articles 166 and 262, section I, all of the Bankruptcy Law, notify this resolution by bulletin to the merchant and the acknowledged creditors. ---

Notify by bulletin this resolution to the merchant and the acknowledged creditors and to the conciliator, and by official communication to the Federal Bankruptcy Specialists Institute and to the Federal Public Prosecutor. ---

It was so resolved and signed by Mr. Fernando Rangel Ramírez, Ninth District Civil Judge for the Federal District, before the court clerk who authorizes it and attests. I attest ---
Héctor / laura

WHICH I NOTIFY BY MEANS OF THE BULLETIN WHICH IS FIXED TODAY AT NINE HOURS OF THE fourth DAY OF April, TWO THOUSAND ELEVEN.

THE COURT CLERK

(Signed)

Ms. Verónica Hernández Canchola

(Printed seal with the Mexican Coat Of Arms that reads: UNITED MEXICAN STATES NINTH CIVIL DISTRICT COURT FOR THE FEDERAL DISTRICT.)	(Stamped seal that reads: PAYMENT BY (ILLEGIBLE) COURT CLERK Date APRIL 4, 201(illegible) Signature (Signed) .